UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2025

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(475) 238-6837

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2025, BioXcel Therapeutics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time, through an “at the market” equity offering program under which Canaccord will act as sales agent.

Subject to the terms and conditions of the Equity Distribution Agreement, Canaccord may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market or on any other existing trading market for the Common Stock. Under the Equity Distribution Agreement, Canaccord will use commercially reasonable efforts to sell the Common Stock from time to time and the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Company will pay Canaccord a commission of up to 3.0% of the gross proceeds of any Common Stock sold through Canaccord under the Equity Distribution Agreement, and has provided Canaccord with customary indemnification rights. The Company also will reimburse Canaccord for certain specified expenses in connection with entering into the Equity Distribution Agreement.

Any sales of shares under the Equity Distribution Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275261) filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2023 and declared effective on November 13, 2023. The Company filed a prospectus supplement with the Commission on April 3, 2025 in connection with the offer and sale of up to $8,135,000 of shares pursuant to the Equity Distribution Agreement.

The foregoing description of the material terms of the Equity Distribution Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Honigman LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of Common Stock to be issued and sold pursuant to the Equity Distribution Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of April 3, 2025, by and between the Company and Canaccord Genuity LLC
5.1	Opinion of Honigman LLP
23.1	Consent of Honigman LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2025	BIOXCEL THERAPEUTICS, INC.

	By:	/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer